                                                                    Exhibit 4(a)





==============================================================================-









                            THIRD AMENDMENT AGREEMENT

                                       TO

     Re:           Note Agreements Dated as of December 15, 1995

           -------------------------------------------------------------






==============================================================================-

                                TABLE OF CONTENTS

SECTION                                                HEADING                                                   PAGE


SECTION 1.            OMNIBUS AMENDMENT...........................................................................1


SECTION 2.            ADDITIONAL AMENDMENTS TO EXISTING NOTE AGREEMENTS...........................................1

       Section 2.1.            Amendment to Section 1.1...........................................................1
       Section 2.2.            Amendment to Section 2.1...........................................................2
       Section 2.3.            Amendment to Section 5.16..........................................................2
       Section 2.4.            Amendment to Section 5.17..........................................................3
       Section 2.5.            Exhibits and Schedules.............................................................3

SECTION 3.            CONDITIONS PRECEDENT........................................................................4


SECTION 4.            REPRESENTATIONS AND WARRANTIES..............................................................5


SECTION 5.            MISCELLANEOUS...............................................................................6


Signatures........................................................................................................7


SCHEDULE I        --      Name of Holders and Principal Amount of Notes

EXHIBIT A         --      Form of Note

EXHIBIT B         --      Opinion of Counsel for the Company

                                                                     Dated as of
                                                                   June 30, 2003

To each of the holders
listed in Schedule I to
this Third Amendment Agreement

Ladies and Gentlemen:

         Reference is made to (i) the separate Note Agreements each dated as of December 15, 1995 among Cleveland-Cliffs Inc, an Ohio Corporation (the "Company"), and each of you, as amended by the First Amendment Agreement dated as of December 15, 2002 and as further amended by the Second Amendment Agreement dated as of March 14, 2003 (the "Existing Note Agreements" and, as amended hereby, the "Note Agreements"), and (ii) the $55,000,000 aggregate principal amount of 7.00% Senior Notes due December 15, 2005 of the Company (the "Existing Notes" and, as amended hereby, the "Notes").

         For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company requests the amendment of certain provisions of the Existing Note Agreements and the Existing Notes as hereinafter provided.

         Upon your acceptance hereof in the manner hereinafter provided and upon satisfaction of all conditions to the effectiveness hereof and receipt by the Company of similar acceptances from the holders of all of the Existing Notes, this Third Amendment Agreement shall constitute a contract between us amending the Existing Note Agreements and the Existing Notes, in each case, as of June 30, 2003, but only in the respects hereinafter set forth:

SECTION 1.           OMNIBUS AMENDMENT.

         All references in any and all of the Existing Note Agreements, the Existing Notes and each other Financing Agreement to a maturity date applicable to the Notes of "December 15, 2005" shall hereafter read "December 15, 2004" in any and all instances where such maturity date appears. All written references to the maturity date in effect prior to this Third Amendment Agreement shall be and are hereby amended to incorporate the above-described new maturity date with respect to the Notes. Upon the request of any holder of a Note, the Company shall replace such holder's Note with a new Note substantially in the form of Exhibit A attached hereto.

SECTION 2.           ADDITIONAL AMENDMENTS TO EXISTING NOTE AGREEMENTS.

         Section 2.1. Amendment to Section 1.1. Section 1.1 of the Existing Note Agreements shall be and is hereby amended to delete the reference to "December 15, 2005" that appears in the first paragraph thereof and to insert in place thereof "December 15, 2004."

Cleveland-Cliffs Inc.                                 Third Amendment Agreement


         Section 2.2. Amendment to Section 2.1. Section 2.1 of the Existing Note Agreements shall be and is hereby amended in its entirety to read as follows:

                  "Section 2.1. Required Prepayments. (a) The Company will make the following prepayments with respect to the outstanding principal amount of the Notes: (i) on June 30, 2003, the Company will prepay $5,000,000 principal amount of the Notes, (ii) on December 15, 2003, the Company will prepay $15,000,000 principal amount of the Notes, and
         (iii) on December 15, 2004, the Company will prepay $35,000,000 principal amount of the Notes (or such lesser principal amount as shall then be outstanding). Each of the foregoing prepayments will be at par and without payment of the Make-Whole Amount or any premium.

                  (b) Within five Business Days after receipt thereof, the Company will make a prepayment of the principal amount of the Notes at par and without payment of the Make-Whole-Amount or any premium with any proceeds received by the Company from the Company's contingent business interruption insurance policy and relating to the idling of the Empire and Tilden mines on or after May 15, 2003 as a result of the shutdown of Wisconsin Energy Corp.'s power plant.

         Section 2.3. Amendment to Section 5.16. Section 5.16 of the Existing Note Agreements shall be and is hereby amended in its entirety to read as follows:

                  "Section 5.16. Minimum Consolidated EBITDA. The Company will not permit, as of the end of each fiscal quarter described below, Consolidated EBITDA for the respective period described below to be less than the respective amounts set forth opposite such fiscal quarter end in the following table:

                    FISCAL QUARTER END                                         MINIMUM CONSOLIDATED EBITDA
                    ------------------                                         ---------------------------

                    the four fiscal quarter period ending December 31,         $7,000,000
                    2002

                    the fiscal quarter ending March 31, 2003                   $0

                    the two fiscal quarter period ending June 30, 2003         $(25,000,000)

                    the three fiscal quarter period ending                     $(17,000,000)
                    September 30, 2003

                    the four fiscal quarter period ending December 31,         $(2,000,000)
                    2003

                    the four fiscal quarter period ending March 31,            $0
                    2004

                    the four fiscal quarter period ending June 30, 2004        $15,000,000

                    the four fiscal quarter period ending September            $28,000,000
                    30, 2004

Cleveland-Cliffs Inc.                                 Third Amendment Agreement


         Section 2.4. Amendment to Section 5.17. Section 5.17 of the Existing Note Agreements shall be and is hereby amended in its entirety to read as follows:

                  "Section 5.17 Consolidated EBITDAR. The Company will not permit, as of the end of each fiscal quarter described below, the ratio of Consolidated EBITDAR to Fixed Charges for the respective period described below to be less than the respective amounts set forth opposite such fiscal quarter end in the following table:

                    FISCAL QUARTER END                                                  MINIMUM RATIO
                    ------------------                                                  -------------
                    the four fiscal quarter period ending                                .98 to 1.00
                    December 31, 2002

                    the fiscal quarter ending March 31, 2003                             .90 to 1.00

                    the two fiscal quarter period ending                                 Not Tested
                    June 30, 2003

                    the three fiscal quarter period ending                               .00 to 1.00
                    September 30, 2003

                    the four fiscal quarter period ending                                .75 to 1.00
                    December 31, 2003

                    the four fiscal quarter period ending                                .85 to 1.00
                    March 31, 2004


                    the four fiscal quarter period ending                               1.40 to 1.00
                    June 30, 2004


                    the four fiscal quarter period ending                               1.80 to 1.00
                    September 30, 2004

         Section 2.5. Exhibit and Schedules. All exhibits and schedules hereto shall be deemed to be exhibits and schedules of the same designation to the Note Agreements.

SECTION 3.           CONDITIONS PRECEDENT

         Section 3.1. This Third Amendment Agreement shall not become effective until, and shall become effective on, the Business Day when each of the following conditions shall have been satisfied:

Cleveland-Cliffs Inc.                                 Third Amendment Agreement


                   (a) Each holder shall have received this Third Amendment Agreement, duly executed by the Company.

                   (b) The Holders shall have consented to this Third Amendment Agreement as evidenced by their execution thereof.

                   (c) The representations and warranties of the Company set forth in Section 4 hereof shall be true and correct in all material respects as of the date of the execution and delivery of this Third Amendment Agreement.

                   (d) Any consents or approvals from any holder or holders of any outstanding security of the Company or any Subsidiary and any amendments of agreements pursuant to which any securities may have been issued which shall be necessary to permit the consummation of the transactions contemplated hereby shall have been obtained and all such consents or amendments shall be reasonably satisfactory in form and substance to the holders and their special counsel.

                   (e) Each holder shall have received such certificates of a secretarial officer of the Company as it may reasonably request with respect to this Third Amendment Agreement and the transactions contemplated hereby.

                   (f) Each holder shall have received the opinion of counsel for the Company covering the matters set forth in Exhibit B hereto and such other matters incident to the transactions contemplated hereby as the holders may reasonably request.

                   (g) The Company shall have paid the fees and disbursements of the holders' special counsel, Chapman and Cutler, incurred in connection with the negotiation, preparation, execution and delivery of this Third Amendment Agreement and the transactions contemplated hereby which fees and disbursements are reflected in the statement of such special counsel delivered to the Company at the time of the execution and delivery of this Third Amendment Agreement. Upon receipt of any supplemental statement after the execution of this Third Amendment Agreement, the Company will pay such additional fees and disbursements of the holders' special counsel which were not reflected in its accounting records as of the time of the delivery of the initial statement of fees and disbursements.

                   (h) A Private Placement Number issued by Standard & Poor's CUSIP Service Bureau in cooperation with the Securities Valuation Office of the National Association of Insurance Commissioners shall have been obtained for the Notes.

                   (i) The Company shall have prepaid, on a pro rata basis, $5,000,000 aggregate principal amount of the Notes together with accrued and unpaid interest on such principal amount to the date of prepayment thereof.

                   (j) All corporate and other proceedings in connection with the transactions contemplated by this Third Amendment Agreement and all documents and instruments

Cleveland-Cliffs Inc.                                 Third Amendment Agreement


         incident to such transactions shall be satisfactory to you and your special counsel, and you and your special counsel shall have received all such counterpart originals or certified or other copies of such documents as you or they may reasonably request.

SECTION 4.           REPRESENTATIONS AND WARRANTIES.

         The Company hereby represents and warrants that as of the date hereof and as of the date of execution and delivery of this Third Amendment Agreement:

                   (a) Each Obligor is duly incorporated, validly existing and in good standing under the laws of its state of incorporation.

                   (b) Each Obligor has the corporate power to own its property and to carry on its business as now being conducted.

                   (c) Each Obligor is duly qualified and in good standing as a foreign corporation authorized to do business in each jurisdiction in which the failure to do so would, individually or in the aggregate, have a material adverse effect on the business, condition (financial or other), assets, operations, properties or prospects of such Obligor.

                   (d) This Third Amendment Agreement and all other Financing Agreements and the transactions contemplated hereby are within the corporate powers of each Obligor, have been duly authorized by all necessary corporate action on the part of each Obligor and this Third Amendment Agreement and all other Financing Agreements have been duly executed and delivered by each Obligor and constitute legal, valid and binding obligations of each Obligor enforceable in accordance with their respective terms.

                   (e) The Company represents and warrants that there are no Defaults or Events of Default under the Existing Note Agreements.

                   (f) The execution, delivery and performance of this Third Amendment Agreement and all other Financing Agreements by each Obligor does not and will not result in a violation of or default under (A) the articles of incorporation or bylaws of such Obligor, (B) any material agreement to which such Obligor is a party or by which it is bound or to which such Obligor or any of its properties is subject, (C) any material order, writ, injunction or decree binding on such Obligor, or
         (D) any material statute, regulation, rule or other law applicable to such Obligor.

                   (g) No authorization, consent, approval, exemption or action by or notice to or filing with any court or administrative or governmental body (other than periodic filings with regulatory authorities, none of which are required to be filed as of the effective date of this Third Amendment Agreement) is required in connection with the execution and delivery of this Third Amendment Agreement or any other Financing Agreements or the consummation of the transactions contemplated thereby.

Cleveland-Cliffs Inc.                                 Third Amendment Agreement


                  (h) The Company has terminated the Credit Agreement dated as of March 14, 2003 between the Company and Fifth Third Bank.

SECTION 5.           MISCELLANEOUS.

         Section 5.1. Except as amended herein, all terms and provisions of the Existing Note Agreements, the Existing Notes and related agreements and instruments are hereby ratified, confirmed and approved in all respects.

         Section 5.2. Any and all notices, requests, certificates and other instruments, including the Notes, may refer to any of the Financing Agreements without making specific reference to this Third Amendment Agreement, but nevertheless all such references shall be deemed to include this Third Amendment Agreement unless the context shall otherwise require. Your acceptance hereof will also constitute your agreement that prior to any sale, assignment, transfer, pledge or other disposition by you of any Notes, you shall either (i) impose on the Notes so to be disposed of an appropriate endorsement referring to this Third Amendment Agreement as binding on the parties hereto and upon any and all future holders of such Notes or (ii) at your option at any time, surrender such Notes for new Notes of the same form and tenor as the Notes so surrendered but revised to contain express textual reference to this Third Amendment Agreement. All expenses for the preparation of such new Notes and the exchange for such new Notes are to be borne by the Company.

         Section 5.3. This Third Amendment Agreement and all covenants herein contained shall be binding upon and inure to the benefit of the respective successors and assigns of the parties hereunder. All covenants made by the Company herein shall survive the closing and the delivery of this Third Amendment Agreement.

         Section 5.4. This Third Amendment Agreement shall be governed by and construed in accordance with Illinois law.

         Section 5.5. The capitalized terms used in this Third Amendment Agreement shall have the respective meanings specified in the Note Agreements unless otherwise herein defined, or the context hereof shall otherwise require.

Cleveland-Cliffs Inc.                                 Third Amendment Agreement


         The execution hereof by the holders shall constitute a contract among the Company and the holders for the uses and purposes hereinabove set forth. This Third Amendment Agreement may be executed in any number of counterparts, each executed counterpart constituting an original but all together only one agreement.

                                            CLEVELAND-CLIFFS INC

                                            By /s/ R. Emmet
                                               -----------------------------
                                               Robert Emmet, Treasurer

Cleveland-Cliffs Inc.                                 Third Amendment Agreement


         The undersigned acknowledges receipt of that certain Third Amendment Agreement to Note Purchase Agreements dated as of December 15, 1995 and for itself, as a guarantor, consents to the terms thereof and reaffirms, ratifies and conforms (i) in all respects each and every obligation and covenant made by it in the Subsidiary Guarantee Agreement dated as of December 15, 2002, as amended by the Subsidiary Guaranty Supplement dated as of March 17, 2003 by the undersigned in favor of the Holders (the "Guaranty") and (ii) that the Guaranty remains the legal, valid and binding obligation of the undersigned enforceable against the undersigned in accordance with its terms.

                                "GUARANTORS"

                                CLEVELAND-CLIFFS ORE CORPORATION
                                THE CLEVELAND-CLIFFS IRON COMPANY
                                NORTHSHORE SALES COMPANY
                                WABUSH IRON CO. LIMITED
                                CLIFFS OIL SHALE CORP.
                                CLIFFS ERIE L.L.C.
                                CLIFFS MINING COMPANY
                                CLIFFS MINING SERVICES COMPANY
                                CLIFFS REDUCED IRON CORPORATION
                                CLIFFS REDUCED IRON MANAGEMENT COMPANY
                                IRONUNITS LLC
                                NORTHSHORE MINING COMPANY
                                SEIGNELAY RESOURCES, INC.
                                SILVER BAY POWER COMPANY
                                THE CLEVELAND-CLIFFS STEAMSHIP COMPANY
                                CLIFFS BIWABIK ORE CORPORATION
                                PICKANDS HIBBING CORPORATION
                                SYRACUSE MINING COMPANY
                                CLIFFS EMPIRE, INC.
                                CLIFFS IH EMPIRE, INC.
                                CLIFFS MARQUETTE, INC.
                                CLIFFS MC EMPIRE, INC.
                                CLIFFS TIOP, INC.
                                EMPIRE-CLIFFS PARTNERSHIP
                                   By: CLIFFS EMPIRE, INC., its General Partner
                                MARQUETTE IRON MINING PARTNERSHIP
                                   By: CLEVELAND-CLIFFS ORE CORPORATION, its
                                   General Partner
                                WHEELING-PITTSBURGH/CLIFFS PARTNERSHIP
                                   By: CLIFFS EMPIRE, INC., its General Partner
                                CLIFFS SYNFUEL CORP.

                                By:   /s/ R. Emmet
                                   -----------------------------
                                   Name:     Robert Emmet
                                   Title:    Treasurer

Cleveland-Cliffs Inc.                                 Third Amendment Agreement



                                  LAKE SUPERIOR & ISHPEMING RAILROAD
                                     COMPANY
                                  LASCO DEVELOPMENT CORPORATION

                                  By:   /s/ R. Emmet
                                     -----------------------------
                                     Name:     Robert Emmet
                                     Title:    Assistant Treasurer

                                  REPUBLIC WETLANDS PRESERVE LLC

                                     By: Marquette Iron Mining Partnership,
                                           its sole member

                                        By: The Cleveland-Cliffs Iron Company,
                                              its manager


                                  By:   /s/ R. Emmet
                                     -----------------------------
                                     Name:   Robert Emmet
                                     Title:  Treasurer

Cleveland-Cliffs Inc.                                 Third Amendment Agreement



         This foregoing Third Amendment Agreement is hereby accepted and agreed to as of the date aforesaid. The execution by each holder listed below shall constitute its respective several and not joint confirmation that it is the owner and holder of the Notes set opposite its name on Schedule I hereto and that it has not sold or otherwise transferred any of the Notes originally purchased by it pursuant to the Note Agreements.

                                      J. ROMEO & CO.


                                      By /s/ R. Duffy
                                        ---------------------------------------
                                      Name:  Raymond Duffy
                                      Title: As Partner

Cleveland-Cliffs Inc.                                 Third Amendment Agreement


         This foregoing Third Amendment Agreement is hereby accepted and agreed to as of the date aforesaid. The execution by each holder listed below shall constitute its respective several and not joint confirmation that it is the owner and holder of the Notes set opposite its name on Schedule I hereto and that it has not sold or otherwise transferred any of the Notes originally purchased by it pursuant to the Note Agreements.

                                 THE VARIABLE ANNUITY LIFE INSURANCE
                                    COMPANY

                                 By: AIG Global Investment Corp., investment adviser

                                       By /s/ Sarah Helmich
                                         --------------------------------------
                                         Name:  Sarah Helmich
                                         Title: Vice President

Cleveland-Cliffs Inc.                                 Third Amendment Agreement


         This foregoing Third Amendment Agreement is hereby accepted and agreed to as of the date aforesaid. The execution by each holder listed below shall constitute its respective several and not joint confirmation that it is the owner and holder of the Notes set opposite its name on Schedule I hereto and that it has not sold or otherwise transferred any of the Notes originally purchased by it pursuant to the Note Agreements.

                                 RELIASTAR LIFE INSURANCE COMPANY

                                 By:   ING Investment Management LLC, as
                                       Agent

                                       By: /s/ James V. Wittich
                                          -------------------------------------
                                          Name:  James V. Wittich
                                          Title: Senior Vice President

Cleveland-Cliffs Inc.                                 Third Amendment Agreement


         This foregoing Third Amendment Agreement is hereby accepted and agreed to as of the date aforesaid. The execution by each holder listed below shall constitute its respective several and not joint confirmation that it is the owner and holder of the Notes set opposite its name on Schedule I hereto and that it has not sold or otherwise transferred any of the Notes originally purchased by it pursuant to the Note Agreements.

                                 FIRST ALLMERICA FINANCIAL LIFE INSURANCE
                                    COMPANY

                                 By /s/ Scott C. Hyney
                                   --------------------------------------------
                                   Name:  Scott C. Hyney
                                   Title: Assistant Vice President

                                 ALLMERICA FINANCIAL LIFE INSURANCE AND
                                    ANNUITY COMPANY

                                 By /s/ Scott C. Hyney
                                   --------------------------------------------
                                   Name:  Scott C. Hyney
                                   Title: Vice President

Cleveland-Cliffs Inc.                                 Third Amendment Agreement


         This foregoing Third Amendment Agreement is hereby accepted and agreed to as of the date aforesaid. The execution by each holder listed below shall constitute its respective several and not joint confirmation that it is the owner and holder of the Notes set opposite its name on Schedule I hereto and that it has not sold or otherwise transferred any of the Notes originally purchased by it pursuant to the Note Agreements.

                                 SUN LIFE ASSURANCE COMPANY OF CANADA

                                 By /s/ J. N. Whelihan
                                   --------------------------------------------
                                   Name:  John N. Whelihan
                                   Title: Vice President, US. Private Placement
                                          for President

                                 By /s/ Ann C. King
                                   --------------------------------------------
                                   Name:  Ann C. King
                                   Title: Senior Counsel - For Secretary

                                 SUN LIFE ASSURANCE COMPANY OF CANADA
                                    (U.S.)


                                 By /s/ J. N. Whelihan
                                   --------------------------------------------
                                   Name:  John N. Whelihan
                                   Title: Vice President, U.S. Private Placement
                                          for President

                                 By /s/ Ann C. King
                                   --------------------------------------------
                                   Name:  Ann C. King
                                   Title: Senior Counsel - For Secretary

                                 CLARICA LIFE INSURANCE COMPANY (U.S. BRANCH)


                                 By
                                   --------------------------------------------
                                   Name:
                                   Title:

                                 By
                                   --------------------------------------------
                                   Name:
                                   Title:


* Sun Life Assurance Company of Canada is successor by amalgamation to Clarica Life Insurance Company (U.S. Branch).

Cleveland-Cliffs Inc.                                 Third Amendment Agreement


         This foregoing Third Amendment Agreement is hereby accepted and agreed to as of the date aforesaid. The execution by each holder listed below shall constitute its respective several and not joint confirmation that it is the owner and holder of the Notes set opposite its name on Schedule I hereto and that it has not sold or otherwise transferred any of the Notes originally purchased by it pursuant to the Note Agreements.

                                 THE GREAT SOUTHERN LIFE INSURANCE CO.


                                 By /s/ G. Hamilton
                                   --------------------------------------------
                                   Name:  Greg Hamilton
                                   Title: VP - Investments

Cleveland-Cliffs Inc.                                 Third Amendment Agreement

         This foregoing Third Amendment Agreement is hereby accepted and agreed to as of the date aforesaid. The execution by each holder listed below shall constitute its respective several and not joint confirmation that it is the owner and holder of the Notes set opposite its name on Schedule I hereto and that it has not sold or otherwise transferred any of the Notes originally purchased by it pursuant to the Note Agreements.

                                 THE UNION CENTRAL LIFE INSURANCE
                                    COMPANY

                                 By /s/ Gary R. Rodmaker
                                   --------------------------------------------
                                   Name:  Gary R. Rodmaker
                                   Title: Managing Director

Cleveland-Cliffs Inc.                                 Third Amendment Agreement


         This foregoing Third Amendment Agreement is hereby accepted and agreed to as of the date aforesaid. The execution by each holder listed below shall constitute its respective several and not joint confirmation that it is the owner and holder of the Notes set opposite its name on Schedule I hereto and that it has not sold or otherwise transferred any of the Notes originally purchased by it pursuant to the Note Agreements.

                                 PAN-AMERICAN LIFE INSURANCE COMPANY

                                 By /s/ Luis Ingles
                                   --------------------------------------------
                                   Name:  Luis Ingles
                                   Title: Senior Vice President
                                          Investments

Cleveland-Cliffs Inc.                                 Third Amendment Agreement


         This foregoing Third Amendment Agreement is hereby accepted and agreed to as of the date aforesaid. The execution by each holder listed below shall constitute its respective several and not joint confirmation that it is the owner and holder of the Notes set opposite its name on Schedule I hereto and that it has not sold or otherwise transferred any of the Notes originally purchased by it pursuant to the Note Agreements.

                                 STANDARD INSURANCE COMPANY

                                 By    /s/ Julie Grandstaff
                                   --------------------------------------------
                                   Name:  Julie Grandstaff
                                   Title: Assistant Vice President

Cleveland-Cliffs Inc.                                 Third Amendment Agreement


         This foregoing Third Amendment Agreement is hereby accepted and agreed to as of the date aforesaid. The execution by each holder listed below shall constitute its respective several and not joint confirmation that it is the owner and holder of the Notes set opposite its name on Schedule I hereto and that it has not sold or otherwise transferred any of the Notes originally purchased by it pursuant to the Note Agreements.

                                 WOODMEN ACCIDENT AND LIFE COMPANY

                                 By /s/ Joseph J. Mick
                                   --------------------------------------------
                                   Name:  Joseph J. Mick
                                   Title: Senior Investment Analyst and
                                          Assistant Treasurer

                                                                  OUTSTANDING PRINCIPAL AMOUNT
                                                                  AND SERIES OF NOTES
     NAME OF HOLDER                                               HELD AS OF JUNE 29, 2003

J. ROMEO & CO.                                                                  $7,857,143

J. ROMEO & CO.                                                                  $3,142,857

J. ROMEO & CO.                                                                  $  785,714

THE VARIABLE ANNUITY LIFE INSURANCE COMPANY                                     $7,857,143

RELIASTAR LIFE INSURANCE COMPANY                                                $7,464,286

FIRST ALLMERICA FINANCIAL LIFE INSURANCE                                        $3,535,715
     COMPANY

ALLMERICA FINANCIAL LIFE INSURANCE AND                                          $3,928,572
     ANNUITY COMPANY

SUN LIFE ASSURANCE COMPANY OF CANADA                                            $2,357,143
                                                                                $  785,715
                                                                                $  785,714
                                                                                $  785,715

SUN LIFE ASSURANCE COMPANY OF CANADA (U.S.)                                     $  785,714

PEBBLE CHART & CO. (as nominee for Great                                        $3,928,571
     Southern Life Insurance Company)

HARE & CO. (as nominee for The Union Central Life                               $3,535,714
     Insurance Company)

PAN-AMERICAN LIFE INSURANCE COMPANY                                             $3,535,714

HARE & CO (as nominee for Standard Insurance                                    $1,964,285
     Company)

WOODMEN ACCIDENT AND LIFE COMPANY                                               $1,964,285



                                   SCHEDULE I
                         (to Third Amendment Agreement)

                              CLEVELAND-CLIFFS INC
                                   Senior Note
                              Due December 15, 2004

No.
                                                                _________, 20__
$

         CLEVELAND-CLIFFS INC, an Ohio corporation (the "Company"), for value received, hereby promises to pay to or registered assigns
                     on the fifteenth day of December, 2004
                             the principal amount of

                                                        DOLLARS ($____________)

and to pay interest (computed on the basis of a 360-day year of twelve 30-day months) on the principal amount from time to time remaining unpaid hereon at the rate of (i) 7.00% per annum from the date hereof until December 14, 2003, and
(ii) 9.50% per annum from December 15, 2003 until December 14, 2004 and (iii) 10.50% per annum from December 15, 2004 until maturity, payable semi-annually on the fifteenth day of each June and December in each year (commencing on the first of such dates after the date hereof) and at maturity. The Company agrees to pay interest on overdue principal (including any overdue required or optional prepayment of principal) Make-Whole Amount, if any, and (to the extent legally enforceable) on any overdue installment of interest, at the rate of (i) 9.00% per annum after the due date during the period from the date hereof until December 14, 2003 and (ii) 11.50% per annum after the due date during the period from December 15, 2003 until December 14, 2004 and (iii) 12.50% per annum after the due date during the period from December 15, 2004 until maturity, whether by acceleration or otherwise, until paid. Both the principal hereof and interest hereon are payable at the principal office of the Company in Cleveland, Ohio in coin or currency of the United States of America which at the time of payment shall be legal tender for the payment of public and private debts.

         This Note is one of the Senior Notes due December 15, 2004 (the "Notes") of the Company in the original aggregate principal amount of $70,000,000 issued or to be issued under and pursuant to the terms and provisions of the separate Note Agreements, each dated as of December 15, 1995 (as amended by the First Amendment Agreement dated as of December 15, 2002, the Second Amendment Agreement dated as of March 14, 2003, and the Third



                                   EXHIBIT A
                         (to Third Amendment Agreement)

Amendment dated as of June 30, 2003, the "Note Agreements"), entered into by the Company with the original Purchasers therein referred to and this Note and the holder hereof are entitled equally and ratably with the holders of all other Notes outstanding under the Note Agreements to all the benefits provided for thereby or referred to therein including, without limitation, the benefits and security of all other Financing Agreements (as defined in the Note Agreements). Reference is hereby made to the Financing Agreements for a statement of such rights and benefits.

         This Note and the other Notes outstanding under the Note Agreements may be declared due prior to their expressed maturity dates and certain prepayments are required to be made thereon, all in the events, on the terms and in the manner and amounts as provided in the Note Agreements.

         The Notes are not subject to prepayment or redemption at the option of the Company prior to their expressed maturity dates except on the terms and conditions and in the amounts and with the Make-Whole Amount, if any, set forth in the Note Agreements.

         This Note is registered on the books of the Company and is transferable only by surrender thereof at the principal office of the Company duly endorsed or accompanied by a written instrument of transfer duly executed by the registered holder of this Note or its attorney duly authorized in writing. Payment of or on account of principal, Make-Whole Amount, if any, and interest on this Note shall be made only to or upon the order in writing of the registered holder.

                              CLEVELAND-CLIFFS INC

                              By
                                -----------------------------------------------
                                Its